Exhibit 99.1

NEWS RELEASE

ALLIANCE DATA TO LAUNCH CO-BRAND CREDIT CARD LOYALTY PROGRAM
FOR PENN NATIONAL GAMING, NORTH AMERICA’S LARGEST REGIONAL
GAMING OPERATOR

•	New program to expand and enrich Penn National’s player database, driving customer loyalty and increasing revenue through data-driven insights

•	Innovative application and on-site credit card issuance capabilities will allow customers to get their new card instantly at many of Penn National’s 40 properties nationwide

PLANO, Texas, November 29, 2018 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced its Columbus, Ohio‑based card services business, a premier provider of branded private label, co-brand and business card programs, has signed a new agreement to provide co-brand credit card services for Penn National Gaming (NASDAQ: PENN), North America’s largest regional gaming and entertainment company, subject to any requisite regulatory approvals. The credit card program will expand and enrich Penn National’s customer loyalty program.

Penn National Gaming, which recently acquired Pinnacle Entertainment, now operates 40 properties in the U.S., including multiple Hollywood Casinos, Ameristar Casinos, L’Auberge Casino, the Tropicana Las Vegas and the M Resort Spa & Casino. The company’s industry-leading loyalty program currently offers its customers the opportunity to earn points for gaming and other purchases at its locations. The addition of the credit card program allows customers to earn even more points on hotel, dining and non-gambling entertainment purchases at the company’s properties, while earning additional points when they use the card elsewhere for daily purchases.

Alliance Data’s innovative Frictionless Mobile CreditSM and Instant Card Issuance capabilities will simplify and accelerate the process of applying for and receiving the credit card. Alliance Data’s patent-pending Frictionless Mobile Credit capability enables customers to apply for the card in a matter of seconds from anywhere within a Penn National property through a text message and a few keystrokes. Approved customers receive their card within minutes, printed onsite at many Penn National property through Alliance Data’s Instant Card Issuance capability. Penn National will also leverage Alliance Data’s full suite of data-driven marketing services to gain further customer insights and increase loyalty.

“Our agreement with Alliance Data will allow us to offer customers additional ways to earn valuable benefits, while increasing our current customers’ loyalty and providing us with new insights to help reach even more customers,” said Jennifer Weissman, Chief Marketing Officer, Penn National Gaming. “Alliance Data, through its innovative approach to marketing and loyalty, has demonstrated the ability to drive top-line sales in our industry, and we are excited for the credit card program to contribute to our continued growth.”

Melisa Miller, president, Alliance Data’s card services business, added, “We look forward to leveraging the winning combination of innovative technology and data-driven insights to connect with loyal Penn National enthusiasts and to enable them to earn even more of what they love. By increasing customers’ access to the exceptional experiences they already enjoy, we are confident our unique partnership will help Penn National continue its impressive growth story.”

About Penn National
Penn National Gaming owns, operates or has ownership interests in gaming and racing facilities and video gaming terminal operations with a focus on slot machine entertainment. Reflecting the recent completion of the Pinnacle Entertainment transaction the Company now operates 40 facilities in 18 jurisdictions.  In total, Penn National facilities feature approximately 49,000 gaming machines, 1,200 table games and approximately 9,000 hotel rooms.  The Company also offers social online gaming through its Penn Interactive Ventures division and has leading customer loyalty programs with over five million active customers.

About Alliance Data’s card services business
Based in Columbus, Ohio, Alliance Data’s card services business develops market-leading private label, co-brand, and business credit card programs for many of the world's most recognizable brands. Through our branded credit programs, we help build more profitable relationships between our partners and their cardmembers, and drive lasting loyalty.

Using the industry’s most comprehensive and predictive data set, advanced analytics, and broad-reaching capabilities, Alliance Data’s card services business has been helping partners increase sales and provide greater value to their cardmembers since 1986. We are proud to be part of the Alliance Data enterprise (NYSE: ADS), an S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Plano, Texas. To learn more, visit KnowMoreSellMore.com, follow us on Twitter @Know_SellMore, and connect with us on LinkedIn at Alliance Data card services.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ approximately 20,000 associates at more than 100 locations worldwide.

Alliance Data’s card services business is a provider of market-leading private label, co-brand, and business credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada’s most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.

Follow Alliance Data on Twitter, Facebook, LinkedIn, Instagram and YouTube.

Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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Media Contacts:

Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Shelley Whiddon – Media Relations
214-494-3811
shelley.whiddon@alliancedata.com